UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2010

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release of Spark Networks, Inc. (the “Company”), dated March 19, 2010, regarding the announcement by the Special Committee of independent directors (the “Special Committee”) that it completed its selection process of a financial advisor and has retained Piper Jaffray & Co. as its independent financial advisor and the announcement by the Company that L.I.S.T. Incorporated recently filed a purported class action complaint in the Delaware Court of Chancery against the directors of the Company and Great Hill Equity Partners III, LP and Great Hill Partners, LLC.

The information contained herein, including the exhibit attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release issued by Spark Networks, Inc., dated March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: March 19, 2010

	By:	/s/ JOSHUA A. KREINBERG
	Name:	Joshua A. Kreinberg
	Title:	General Counsel and Corporate Secretary